            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------
                          GIVE THE
                          SOCIAL
FOR THIS TYPE OF          SECURITY
ACCOUNT:                  NUMBER OF--
--------------------------------------------------

1. An individual's        The individual
   account

2. Two or more            The actual owner of the
   individuals (joint     account or, if combined
   account)               funds, any one of the
                          individuals (1)

3. Husband and wife       The actual owner of the
   (joint account)        account or, if joint
                          funds, either
                          person (1)

4. Custodian account of   The minor (2)
   a minor (Uniform Gift
   to Minors Act)

5. Adult and minor        The adult or, if the
   (joint account)        minor is the only
                          contributor, the
                          minor (l)

6. Account in the name    The ward, minor, or
   of guardian or         incompetent person (3)
   committee for a
   designated ward,
   minor, or incompetent
   person

7. a. The usual           The grantor-trustee (l)
      revocable savings
      trust account
      (grantor is also
      trustee)

  b. So-called trust      The actual owner (l)
     account that is not
     a legal or valid
     trust under State
     law

 8. Sole proprietorship   The owner (4)
    account

--------------------------------------------------

--------------------------------------------------
                          GIVE THE
                          EMPLOYER
                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT: NUMBER OF--
--------------------------------------------------

 9. A valid trust,        The legal entity (Do not
    estate, or pension    furnish the identifying
    fund                  number of the personal
                          representative or
                          trustee unless the legal
                          entity itself is not
                          designated in the
                          account title.) (5)

10. Corporate account     The corporation

11. Religious,            The organization
    charitable, or
    educational
    organization account

12. Partnership account   The partnership
    held in the name of
    the business

13. Association, club,    The organization
    or other tax-exempt
    organization

14. A broker or           The broker or nominee
    registered nominee

15. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

--------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER ON SUBSTITUTE FORM W-9 PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification ("TIN") number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States, or any subdivision or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

    - An international organization or any agency, or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

    FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045 and 6050A. (All "section" references herein are to the Internal Revenue Code of 1986).

    PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                                    THE IRS.